UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

Regions Financial Corporation issued the following press release on April 2, 2020, which relates to its proxy statement filed March 6, 2020, and furnished to its shareholders in connection with the solicitation of proxies for use at the Annal Meeting of Shareholders to be held on Wednesday, April 22, 2020. This supplement should be read in conjunction with Regions' proxy statement dated March 6, 2020, and the supplement thereto filed March 13, 2020.
_________________________________________________________________________________________

Media Contact:	Investor Relations Contact:
Jeremy D. King	Dana Nolan
(205) 264-4551	(205) 264-7040

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Regions Financial Moves 2020 Shareholder Meeting to Virtual-Only Format

Meeting scheduled for April 22 and will be accessible online.

BIRMINGHAM, Ala. - April 2, 2020 - Regions Financial Corp. (NYSE:RF) today announced the company will move its 2020 annual meeting of shareholders from an in-person meeting to a virtual-only format due to the COVID-19 pandemic.

•	Virtual meeting date and time: Wednesday, April 22, 2020, at 9 a.m. CT

•	Virtual meeting link: www.virtualshareholdermeeting.com/RF2020

•	Link to vote shares and submit a question in advance of the virtual meeting: www.proxyvote.com

Registered and beneficial shareholders as of the close of business on Feb. 24, 2020, are entitled to vote on the three proposals listed in Regions’ 2020 Proxy Statement for this year’s annual meeting at www.proxyvote.com. Shareholders may submit questions in advance of the meeting. Shareholders may also submit questions during the meeting by following the directions on the Virtual Shareholder Meeting website. We encourage shareholders who wish to submit a question to read Regions’ Rules of Conduct appearing on the Proxy Vote and Virtual Shareholder Meeting websites.

To vote shares, submit questions, or access the virtual meeting, shareholders will need to enter the 16-digit control number appearing on their Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but will not be permitted to vote or submit questions.

The Virtual Shareholder Meeting website will provide technical assistance to shareholders experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting.

We urge shareholders to vote and submit proxies in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. Shareholders who have sent in proxies or voted via telephone or internet do not need to take any further action. Any shareholder who has not yet voted on the day of the annual meeting may do so by clicking on the voting button on the Virtual Shareholder Meeting website and following the applicable voting instructions.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $126 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,400 banking offices and 2,000 ATMs. Regions Bank is an Equal Housing Lender and Member FDIC. Additional information about Regions and its full line of products and services can be found at www.regions.com.
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